Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Fourth Quarter and Full Year 2025 Results

●	Increased Asset-Based shipments and tonnage
●	Achieved record Asset-Light productivity for full-year 2025
●	Returned more than $86 million to shareholders through share repurchases and dividends in 2025

FORT SMITH, Arkansas, January 30, 2026 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Fourth quarter 2025 revenue totaled $972.7 million, compared to $1.0 billion in the prior-year period. Net loss from continuing operations was $8.1 million, or $0.36 per diluted share, versus net income of $29.0 million, or $1.24 per diluted share, in the fourth quarter of 2024. Included in the fourth quarter 2025 net loss is a $9.1 million after-tax, noncash charge associated with impairments. On a non-GAAP basis, net income was $8.2 million, or $0.36 per diluted share, compared to $31.2 million, or $1.33 per diluted share, in the prior year.

ArcBest’s full year 2025 revenue totaled $4.0 billion, compared to $4.2 billion in the prior year. Net income from continuing operations in 2025 was $60.1 million, or $2.62 per diluted share, versus $173.4 million, or $7.28 per diluted share, in 2024, which included a $67.9 million after-tax benefit from the reduction in the fair value of contingent consideration related to the MoLo acquisition. On a non-GAAP basis, net income was $84.8 million, or $3.70 per diluted share, compared to $149.7 million, or $6.28 per diluted share, in the prior year.

“2025 was a year of strong execution and meaningful progress for ArcBest,” said Seth Runser, ArcBest President and CEO. “Amid a challenging freight environment, our team delivered growth in LTL shipments and tonnage, restored profitability in Asset-Light, and achieved record Asset-Light productivity as customers increasingly embraced our integrated, technology-driven solutions. These results are a testament to the resilience and dedication of our people and the trust our customers place in us every day. We are advancing our strategic plan and remain confident we are taking the right steps to achieve our objectives and drive long-term value.”

Results of Operations Comparisons

Asset-Based

Fourth Quarter 2025 Versus Fourth Quarter 2024

●	Revenue of $648.8 million compared to $656.2 million, a per-day decrease of 0.3 percent
●	Tonnage per day increase of 2.6 percent
●	Shipments per day increase of 2.4 percent
●	Billed revenue per hundredweight decrease of 2.7 percent
●	Billed revenue per shipment decrease of 2.5 percent
●	Weight per shipment increase of 0.2 percent
●	Operating income of $24.4 million and an operating ratio of 96.2 percent, compared to $52.3 million and 92.0 percent

Tonnage growth was driven by an increase in daily shipments, largely attributable to newly onboarded core LTL customers. Average weight per shipment was slightly higher due to the heavier profile of new business; however, this was partially offset by lower weight per shipment from existing customers, reflecting continued softness in the manufacturing sector.

Customer contract renewals and deferred pricing agreements averaged a 5.0 percent increase during the fourth quarter. However, billed revenue per hundredweight, including and excluding fuel, declined approximately 3 percent year-over-year as pricing gains were offset by changes in freight mix. Overall, LTL industry pricing remains rational.

Operating expenses increased due to additional labor supporting shipment growth, annual union wage adjustments, and higher equipment depreciation.

Compared sequentially to the third quarter of 2025, fourth quarter daily revenue decreased 6.3 percent. Shipments per day declined 4.4 percent while weight per shipment increased 2.7 percent, resulting in a 1.8 percent decrease in tonnage per day. Billed revenue per hundredweight both including and excluding fuel, decreased approximately four percent, reflecting the heavier-weighted shipments. Billed revenue per shipment decreased 1.9 percent, due primarily to the seasonal step down in U-Pack moving shipments. The non-GAAP operating ratio increased by 370 basis points, due in part to three fewer revenue days.

Asset-Light

Fourth Quarter 2025 Versus Fourth Quarter 2024

●	Revenue of $353.5 million compared to $375.4 million, a per-day decrease of 5.1 percent
●	Shipments per day increase of 0.8 percent
●	Revenue per shipment decrease of 5.8 percent
●	Purchased transportation expense was 86.4 percent of revenue compared to 86.6 percent
●	Operating loss of $9.9 million compared to operating loss of $1.6 million
●	On a non-GAAP basis, breakeven operating results compared to operating loss of $5.9 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $1.4 million compared to negative $4.2 million

Revenue declined primarily due to lower revenue per shipment in a soft-rate environment and a higher mix of managed transportation business, which typically involves smaller, lower-revenue shipments. Shipments per day were up slightly, as growth in managed solutions offset a strategic reduction in less profitable truckload volumes. Despite revenue declines, disciplined cost management and productivity gains enabled breakeven non-GAAP operating results.

Compared sequentially to the third quarter of 2025, fourth quarter daily revenue increased 4.2 percent despite a 3.0 percent decrease in shipments per day, reflecting a 7.4 percent increase in revenue per shipment. The increase in revenue per shipment was driven by higher spot rates, which raised customer pricing but also elevated purchased transportation costs and pressured margins. Operating expenses were lower, but the impact of three fewer revenue days resulted in breakeven non-GAAP operating results, compared to profit in the third quarter.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2025 Versus Full Year 2024

●	Revenue of $2.7 billion, compared to $2.8 billion, a per-day decrease of 0.2 percent
●	Tonnage per day increase of 1.2 percent
●	Shipments per day increase of 3.0 percent
●	Billed revenue per hundredweight decrease of 1.3 percent
●	Billed revenue per shipment decrease of 3.0 percent
●	Weight per shipment decrease of 1.7 percent
●	Operating income of $172.0 million and an operating ratio of 93.7 percent, which includes $15.7 million of net gains on asset sales, compared to $242.6 million and 91.2 percent
●	Non-GAAP operating income of $156.3 million and an operating ratio of 94.3 percent, compared to $242.6 million and 91.2 percent

Asset-Light

Full Year 2025 Versus Full Year 2024

●	Revenue of $1.4 billion compared to $1.6 billion, a per-day decrease of 9.0 percent
●	Shipments per day decrease of 1.8 percent
●	Revenue per shipment decrease of 7.4 percent
●	Purchased transportation expense was 85.3 percent of revenue compared to 86.3 percent
●	Operating loss of $15.3 million, compared to operating income of $58.4 million, which included a $90.3 million pre-tax change in the fair value of contingent earnout consideration related to the MoLo earnout
●	On a non-GAAP basis, operating income of $1.5 million compared to operating loss of $17.1 million
●	Adjusted EBITDA of $7.2 million compared to negative $9.8 million
●	Achieved record employee productivity, measured by shipments per person per day

Capital Expenditures

In 2025, total net capital expenditures, including equipment financed, were $198 million. This included $133 million of revenue equipment and $31 million in real estate, net of $25 million in proceeds from real estate sales. The majority of these investments supported ArcBest’s Asset-Based operation. Depreciation and amortization costs on property, plant and equipment were $158 million in 2025.

Share Repurchase and Quarterly Dividend Programs

ArcBest returned more than $86 million to shareholders in 2025 through both share repurchases and dividends, while continuing to make organic capital investments in the business. As of January 28, 2026, ArcBest had $100.8 million of repurchase authorization remaining under its current stock repurchase program. Management plans to continue acting opportunistically on repurchases based on share price, balanced against prioritizing high-return organic capital investments while maintaining prudent leverage levels.

Conference Call

ArcBest will host a conference call with company executives to discuss its quarterly results today, Friday, January 30, 2026, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties may listen by dialing (800) 715-9871 and entering conference ID 6423434, or by accessing the webcast on ArcBest’s website at arcb.com. Presentation slides to accompany the call are included in Exhibit 99.3 of the Form 8-K filed on January 30, 2026, will be available for download on the company’s website prior to the start of the call, and will be included in the webcast. A replay of the call will be available through February 13, 2026, by dialing (800) 770-2030 and entering conference ID 6423434. The webcast replay will also be accessible on ArcBest’s website.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$972,688	$1,001,645	$4,010,158	$4,179,019

OPERATING EXPENSES	980,945	963,484	3,919,849	3,934,585

OPERATING INCOME	(8,257)	38,161	90,309	244,434

OTHER INCOME (COSTS)
Interest and dividend income	1,200	1,932	4,755	11,618
Interest and other related financing costs	(3,318)	(2,393)	(12,363)	(8,980)
Other, net	(180)	(240)	394	(28,358)
	(2,298)	(701)	(7,214)	(25,720)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(10,555)	37,460	83,095	218,714

INCOME TAX PROVISION (BENEFIT)	(2,439)	8,425	22,997	45,353

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(8,116)	29,035	60,098	173,361

INCOME FROM DISCONTINUED OPERATIONS, net of tax(1)	—	—	—	600

NET INCOME (LOSS)	$(8,116)	$29,035	$60,098	$173,961

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$(0.36)	$1.24	$2.63	$7.36
Discontinued operations(1)	—	—	—	0.03
	$(0.36)	$1.24	$2.63	$7.39

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$(0.36)	$1.24	$2.62	$7.28
Discontinued operations(1)	—	—	—	0.03
	$(0.36)	$1.24	$2.62	$7.30

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,497,300	23,410,038	22,837,401	23,553,410
Diluted	22,497,300	23,491,715	22,933,107	23,820,175

1)	Represents adjustments related to the gain on sale of FleetNet America® (“FleetNet”), which sold on February 28, 2023.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31
	2025	2024
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$102,030	$127,444
Short-term investments	22,204	29,759
Accounts receivable, less allowances (2025 - $7,763; 2024 - $8,257)	370,969	394,838
Other accounts receivable, less allowances (2025 - $656; 2024 - $648)	26,295	36,055
Prepaid expenses	49,399	47,860
Prepaid and refundable income taxes	45,405	28,641
Other	9,761	11,045
TOTAL CURRENT ASSETS	626,063	675,642

PROPERTY, PLANT AND EQUIPMENT
Land and structures	566,071	520,119
Revenue equipment	1,201,386	1,166,161
Service, office, and other equipment	363,340	351,907
Software	190,673	182,396
Leasehold improvements	41,531	32,263
	2,363,001	2,252,846
Less allowances for depreciation and amortization	1,219,564	1,186,800
PROPERTY, PLANT AND EQUIPMENT, net	1,143,437	1,066,046

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	69,391	88,615
OPERATING RIGHT-OF-USE ASSETS	220,157	192,753
DEFERRED INCOME TAXES	9,303	9,536
OTHER LONG-TERM ASSETS	79,558	92,386
TOTAL ASSETS	$2,452,662	$2,429,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$154,487	$172,763
Accrued expenses	378,125	394,880
Current portion of long-term debt	87,882	63,978
Current portion of operating lease liabilities	36,394	34,364
TOTAL CURRENT LIABILITIES	656,888	665,985

LONG-TERM DEBT, less current portion	135,974	125,156
OPERATING LEASE LIABILITIES, less current portion	204,333	189,978
POSTRETIREMENT LIABILITIES, less current portion	13,696	13,361
DEFERRED INCOME TAXES	111,580	78,649
OTHER LONG-TERM LIABILITIES	34,470	42,240

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2025: 30,489,886 shares; 2024: 30,401,768 shares	305	304
Additional paid-in capital	338,083	329,575
Retained earnings	1,484,378	1,435,250
Treasury stock, at cost, 2025: 8,140,368 shares; 2024: 7,114,844 shares	(526,606)	(451,039)
Accumulated other comprehensive income (loss)	(439)	272
TOTAL STOCKHOLDERS’ EQUITY	1,295,721	1,314,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,452,662	$2,429,731

Note: The balance sheet at December 31, 2024 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2025	2024

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$60,098	$173,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157,535	136,265
Amortization of intangibles	12,800	12,822
Share-based compensation expense	10,575	11,355
Provision for losses on accounts receivable	3,282	4,834
Change in deferred income taxes	33,372	22,437
Gain on sale of property and equipment	(15,308)	(2,176)
Pre-tax gain on sale of discontinued operations	—	(806)
Asset impairment charges	12,037	1,700
Change in fair value of contingent consideration	(2,650)	(90,250)
Change in fair value of equity investment	—	28,739
Changes in operating assets and liabilities:
Receivables	30,938	45,499
Prepaid expenses	(1,540)	(11,214)
Other assets	(8,344)	(4,120)
Income taxes	(16,579)	(14,956)
Operating right-of-use assets and lease liabilities, net	(11,019)	(7,205)
Accounts payable, accrued expenses, and other liabilities	(36,244)	(21,039)
NET CASH PROVIDED BY OPERATING ACTIVITIES	228,953	285,846

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(114,775)	(223,103)
Proceeds from sale of property and equipment	34,470	15,373
Purchases of short-term investments	(22,000)	(29,236)
Proceeds from sale of short-term investments	29,236	66,584
Capitalization of internally developed software	(13,391)	(16,897)
Other investing activities	9,756	—
NET CASH USED IN INVESTING ACTIVITIES	(76,704)	(187,279)

FINANCING ACTIVITIES
Borrowings under credit facilities	25,000	—
Payments on long-term debt	(108,133)	(120,518)
Net change in book overdrafts	(5,068)	(3,504)
Deferred financing costs	(859)	(62)
Payment of common stock dividends	(10,970)	(11,295)
Purchases of treasury stock	(75,567)	(75,233)
Payments for tax withheld on share-based compensation	(2,066)	(22,737)
NET CASH USED IN FINANCING ACTIVITIES	(177,663)	(233,349)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(25,414)	(134,782)
Cash and cash equivalents at beginning of period	127,444	262,226
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$102,030	$127,444

NONCASH INVESTING ACTIVITIES
Equipment financed	$117,855	$80,714
Accruals for equipment received	$555	$463
Lease liabilities arising from obtaining right-of-use assets	$50,195	$49,452

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2025		2024		2025		2024

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$648,790		$656,220		$2,734,871		$2,750,134
Asset-Light	353,533		375,432		1,407,436		1,552,936
Other and eliminations	(29,635)		(30,007)		(132,149)		(124,051)
Total consolidated revenues from continuing operations	$972,688		$1,001,645		$4,010,158		$4,179,019

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$347,991	53.6%	$331,345	50.5%	$1,428,225	52.2%	$1,387,491	50.5%
Fuel, supplies, and expenses	77,789	12.0	73,374	11.2	317,126	11.6	316,526	11.5
Operating taxes and licenses	13,215	2.0	13,432	2.0	53,545	2.0	54,056	2.0
Insurance	15,945	2.5	21,345	3.3	70,121	2.6	72,610	2.6
Communications and utilities	5,415	0.8	5,332	0.8	21,541	0.8	19,336	0.7
Depreciation and amortization	35,706	5.5	29,401	4.5	133,014	4.8	110,021	4.0
Rents and purchased transportation	67,203	10.4	64,726	9.8	291,704	10.7	274,312	10.0
Shared services	59,768	9.2	63,560	9.7	258,971	9.5	270,182	9.8
(Gain) loss on sale of property and equipment(1)	192	—	827	0.1	(15,818)	(0.6)	(803)	—
Other	1,179	0.2	543	0.1	4,447	0.1	3,800	0.1
Total Asset-Based	624,403	96.2%	603,885	92.0%	2,562,876	93.7%	2,507,531	91.2%

Asset-Light
Purchased transportation	$305,619	86.4%	$325,307	86.6%	$1,201,122	85.3%	$1,339,783	86.3%
Salaries, wages, and benefits	22,969	6.5	27,493	7.3	99,060	7.0	118,983	7.7
Supplies and expenses	1,503	0.4	1,953	0.5	6,951	0.5	10,232	0.6
Depreciation and amortization(2)	4,624	1.3	4,908	1.3	18,494	1.3	20,062	1.3
Shared services	17,860	5.1	17,228	4.6	73,092	5.2	68,346	4.4
Contingent consideration(3)	—	—	(9,510)	(2.5)	(2,650)	(0.2)	(90,250)	(5.8)
Asset impairment charges(4)	6,640	1.9	1,700	0.5	6,640	0.5	1,700	0.1
Legal settlement(5)	—	—	274	0.1	—	—	274	—
Other	4,195	1.2	7,658	2.0	19,988	1.5	25,362	1.6
Total Asset-Light	363,410	102.8%	377,011	100.4%	1,422,697	101.1%	1,494,492	96.2%

Other and eliminations(6)	(6,868)		(17,412)		(65,724)		(67,438)
Total consolidated operating expenses from continuing operations	$980,945	100.8%	$963,484	96.2%	$3,919,849	97.7%	$3,934,585	94.2%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$24,387		$52,335		$171,995		$242,603
Asset-Light	(9,877)		(1,579)		(15,261)		58,444
Other and eliminations(6)	(22,767)		(12,595)		(66,425)		(56,613)
Total consolidated operating income (loss) from continuing operations	$(8,257)		$38,161		$90,309		$244,434

1)	The year ended December 31, 2025 includes a net gain of $15.7 million, primarily related to two service center sales during third quarter 2025.
2)	Includes amortization of intangibles associated with acquired businesses.
3)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The Company reduced the contingent consideration for the MoLo acquisition to zero in second quarter 2025, reflecting the probability of no earnout payment based on projections of adjusted earnings before interest, taxes, depreciation, and amortization for 2025.
4)	The 2025 periods represent a noncash asset impairment charge recognized during fourth quarter 2025 related to the indefinite-lived intangible asset within the Asset-Light segment. The 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light’s operations.
5)	Represents settlement expense related to the classification of certain Asset-Light employees under the Fair Labor Standards Act, which were paid during first quarter 2025.
6)	Includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations. Also includes noncash asset impairment charges recognized during fourth quarter 2025 associated with the write-off of certain assets utilized in the freight handling pilot program.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income (loss), net income (loss) or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income (Loss) from Continuing Operations
Amounts on GAAP basis	$(8,257)	$38,161	$90,309	$244,434
Innovative technology costs, pre-tax(1)	6,770	7,560	29,119	34,081
Purchase accounting amortization, pre-tax(2)	3,192	3,192	12,768	12,768
Change in fair value of contingent consideration, pre-tax(3)	—	(9,510)	(2,650)	(90,250)
Asset impairment charges, pre-tax(4)	12,037	1,700	12,037	1,700
Gain on sale of certain properties, pre-tax(5)	—	—	(15,726)	—
Legal settlement, pre-tax(6)	—	274	—	274
Non-GAAP amounts	$13,742	$41,377	$125,857	$203,007

Net Income (Loss) from Continuing Operations
Amounts on GAAP basis	$(8,116)	$29,035	$60,098	$173,361
Innovative technology costs, after-tax (includes related financing costs)(1)	5,146	5,780	22,160	26,111
Purchase accounting amortization, after-tax(2)	2,398	2,401	9,593	9,603
Change in fair value of contingent consideration, after-tax(3)	—	(7,152)	(1,991)	(67,875)
Asset impairment charges, after-tax(4)	9,074	1,278	9,074	1,278
Gain on sale of certain properties, after-tax(5)	—	—	(11,778)	—
Legal settlement, after-tax(6)	—	206	—	206
Change in fair value of equity investment, after-tax(7)	—	—	—	21,603
Changes in cash surrender value and gains on life insurance policies	(250)	(311)	(3,339)	(3,317)
Tax expense (benefit) from vested RSUs(8)	(14)	(38)	986	(11,311)
Non-GAAP amounts	$8,238	$31,199	$84,803	$149,659

Diluted Earnings Per Share from Continuing Operations(9)
Amounts on GAAP basis	$(0.36)	$1.24	$2.62	$7.28
Innovative technology costs, after-tax (includes related financing costs)(1)	0.23	0.25	0.97	1.10
Purchase accounting amortization, after-tax(2)	0.11	0.10	0.42	0.40
Change in fair value of contingent consideration, after-tax(3)	—	(0.30)	(0.09)	(2.85)
Asset impairment charges, after-tax(4)	0.40	0.05	0.40	0.05
Gain on sale of certain properties, after-tax(5)	—	—	(0.51)	—
Legal settlement, after-tax(6)	—	0.01	—	0.01
Change in fair value of equity investment, after-tax(7)	—	—	—	0.91
Changes in cash surrender value and gains on life insurance policies	(0.01)	(0.01)	(0.15)	(0.14)
Tax expense (benefit) from vested RSUs(8)	—	—	0.04	(0.47)
Non-GAAP amounts(10)	$0.36	$1.33	$3.70	$6.28

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2025		2024		2025		2024

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$24,387	96.2%	$52,335	92.0%	$171,995	93.7%	$242,603	91.2%
Gain on sale of certain properties, pre-tax(5)	—	—	—	—	(15,726)	0.6	—	—
Non-GAAP amounts(10)	$24,387	96.2%	$52,335	92.0%	$156,269	94.3%	$242,603	91.2%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(9,877)	102.8%	$(1,579)	100.4%	$(15,261)	101.1%	$58,444	96.2%
Purchase accounting amortization, pre-tax(2)	3,192	(0.9)	3,192	(0.9)	12,768	(0.9)	12,768	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	—	—	(9,510)	2.5	(2,650)	0.2	(90,250)	5.8
Asset impairment charges, pre-tax(4)	6,640	(1.9)	1,700	(0.5)	6,640	(0.5)	1,700	(0.1)
Legal settlement, pre-tax(6)	—	—	274	(0.1)	—	—	274	—
Non-GAAP amounts(10)	$(45)	100.0%	$(5,923)	101.6%	$1,497	99.9%	$(17,064)	101.1%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(22,767)		$(12,595)		$(66,425)		$(56,613)
Innovative technology costs, pre-tax(1)	6,770		7,560		29,119		34,081
Asset impairment charges, pre-tax(4)	5,397		—		5,397		—
Non-GAAP amounts	$(10,600)		$(5,035)		$(31,909)		$(22,532)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2025
	Operating	Other	Income (Loss)	Income Tax	Net
CONTINUING OPERATIONS	Income	Income	Before Income	Provision	Income
	(Loss)	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(11)
Amounts on GAAP basis	$(8,257)	$(2,298)	$(10,555)	$(2,439)	$(8,116)	(23.1)%
Innovative technology costs(1)	6,770	72	6,842	1,696	5,146	24.8
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Asset impairment charges(4)	12,037	—	12,037	2,963	9,074	24.6
Changes in cash surrender value and gains on life insurance policies	—	(250)	(250)	—	(250)	—
Tax benefit from vested RSUs(8)	—	—	—	14	(14)	—
Non-GAAP amounts	$13,742	$(2,476)	$11,266	$3,028	$8,238	26.9%

	Year Ended December 31, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$90,309	$(7,214)	$83,095	$22,997	$60,098	27.7%
Innovative technology costs(1)	29,119	346	29,465	7,305	22,160	24.8
Purchase accounting amortization(2)	12,768	—	12,768	3,175	9,593	24.9
Change in fair value of contingent consideration(3)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Asset impairment charges(4)	12,037	—	12,037	2,963	9,074	24.6
Gain on sale of certain properties(5)	(15,726)	—	(15,726)	(3,948)	(11,778)	(25.1)
Changes in cash surrender value and gains on life insurance policies	—	(3,339)	(3,339)	—	(3,339)	—
Tax expense from vested RSUs(8)	—	—	—	(986)	986	—
Non-GAAP amounts	$125,857	$(10,207)	$115,650	$30,847	$84,803	26.7%

	Three Months Ended December 31, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$38,161	$(701)	$37,460	$8,425	$29,035	22.5%
Innovative technology costs(1)	7,560	126	7,686	1,906	5,780	24.8
Purchase accounting amortization(2)	3,192	—	3,192	791	2,401	24.8
Change in fair value of contingent consideration(3)	(9,510)	—	(9,510)	(2,358)	(7,152)	(24.8)
Asset impairment charges(4)	1,700	—	1,700	422	1,278	24.8
Legal settlement(6)	274	—	274	68	206	24.8
Life insurance proceeds and changes in cash surrender value	—	(311)	(311)	—	(311)	—
Tax benefit from vested RSUs(8)	—	—	—	38	(38)	—
Non-GAAP amounts	$41,377	$(886)	$40,491	$9,292	$31,199	22.9%

	Year Ended December 31, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$244,434	$(25,720)	$218,714	$45,353	$173,361	20.7%
Innovative technology costs(1)	34,081	637	34,718	8,607	26,111	24.8
Purchase accounting amortization(2)	12,768	—	12,768	3,165	9,603	24.8
Change in fair value of contingent consideration(3)	(90,250)	—	(90,250)	(22,375)	(67,875)	(24.8)
Asset impairment charges(4)	1,700	—	1,700	422	1,278	24.8
Legal settlement(6)	274	—	274	68	206	24.8
Change in fair value of equity investment(7)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(3,317)	(3,317)	—	(3,317)	—
Tax benefit from vested RSUs(8)	—	—	—	11,311	(11,311)	—
Non-GAAP amounts	$203,007	$339	$203,346	$53,687	$149,659	26.4%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair values of contingent consideration and equity investment, legal settlement, and asset impairment charges, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income (loss) from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income tax provision (benefit), and net income (loss) from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income (Loss) from Continuing Operations	$(8,116)	$29,035	$60,098	$173,361
Interest and other related financing costs	3,318	2,393	12,363	8,980
Income tax provision (benefit)	(2,439)	8,425	22,997	45,353
Depreciation and amortization(12)	45,045	39,367	170,335	149,087
Amortization of share-based compensation	1,671	2,315	10,575	11,355
Change in fair value of contingent consideration(3)	—	(9,510)	(2,650)	(90,250)
Asset impairment charges(4)	12,037	1,700	12,037	1,700
Legal settlement(6)	—	274	—	274
Change in fair value of equity investment(7)	—	—	—	28,739
Consolidated Adjusted EBITDA from Continuing Operations	$51,516	$73,999	$285,755	$328,599

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$(9,877)	$(1,579)	$(15,261)	$58,444
Depreciation and amortization(12)	4,624	4,908	18,494	20,062
Change in fair value of contingent consideration(3)	—	(9,510)	(2,650)	(90,250)
Asset impairment charges(4)	6,640	1,700	6,640	1,700
Legal settlement(6)	—	274	—	274
Asset-Light Adjusted EBITDA	$1,387	$(4,207)	$7,223	$(9,770)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	For the Asset-Light segment, the 2025 periods represent noncash asset impairment charges recognized during fourth quarter 2025 related to the indefinite-lived intangible assets, and 2024 periods represent noncash asset impairment charges for certain revenue equipment and software recognized during fourth quarter 2024 as part of a strategic decision to adjust capacity within Asset-Light’s operations. For “Other and Eliminations,” the 2025 periods represent the write-off of certain assets utilized in the freight handling pilot program.
5)	Primarily includes gains on two service center sales within the Asset-Based operations.
6)	Represents settlement expenses related to the classification of certain Asset-Light employees under the Fair Labor Standards Act, which were paid during first quarter 2025.
7)	Represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024.
8)	Represents recognition of the tax impact for vesting of share-based compensation.
9)	For fourth quarter 2025, ArcBest reported a net loss on a GAAP basis and reported net income on a non-GAAP basis. The average common shares outstanding used to calculate non-GAAP diluted earnings per share for fourth quarter 2025 were adjusted to include unvested restricted stock awards, which were excluded from the calculation of GAAP diluted earnings per share due to the net loss.

Three Months Ended
December 31, 2025
Average Common Shares Outstanding
Diluted shares on GAAP basis	22,497,300
Effect of unvested restricted stock awards	108,321
Non-GAAP diluted shares	22,605,621

10)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
11)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
12)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2025	2024	% Change	2025	2024	% Change

	(Unaudited)
Asset-Based

Workdays	61.0	61.5		251.5	252.5

Billed Revenue(1) / CWT	$47.94	$49.27	(2.7%)	$49.02	$49.68	(1.3%)

Billed Revenue(1) / Shipment	$524.75	$538.20	(2.5%)	$532.18	$548.81	(3.0%)

Tonnage / Day	11,036	10,758	2.6%	11,104	10,968	1.2%

Shipments / Day	20,163	19,698	2.4%	20,456	19,856	3.0%

Shipments / DSY hour	0.435	0.441	(1.4%)	0.445	0.444	0.1%

Weight / Shipment	1,095	1,092	0.2%	1,086	1,105	(1.7%)

Average Length of Haul (Miles)	1,111	1,116	(0.5%)	1,124	1,126	(0.2%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2025	December 31, 2025

	(Unaudited)
Asset-Light

Revenue / Shipment	(5.8%)	(7.4%)

Shipments / Day	0.8%	(1.8%)

Shipments / Employee / Day	18.5%	16.9%

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